Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Private Exchange Offers Relating to Existing Unsecured Senior Notes

Newton, MA (May 1, 2024): Office Properties Income Trust (Nasdaq: OPI) (“OPI”) today announced that it is offering noteholders the option to exchange their outstanding senior unsecured notes due 2025, 2026, 2027 and 2031 for new 9.000% Senior Secured Notes due 2029 and related guarantees pursuant to the terms and conditions set forth in an Offering Memorandum dated as of May 1, 2024 (the “Offering Memorandum”).

Exchange Offers

OPI is offering to exchange (the “Exchange Offers”) its outstanding 4.50% Senior Unsecured Notes due 2025 (the “Existing 2025 Notes”), 2.650% Senior Unsecured Notes due 2026 (the “Existing 2026 Notes”), 2.400% Senior Unsecured Notes due 2027 (the “Existing 2027 Notes”) and 3.450% Senior Unsecured Notes due 2031 (the “Existing 2031 Notes” and, together with the Existing 2025 Notes, the Existing 2026 Notes, and the Existing 2027 Notes, the “Existing Notes”) for up to $610 million in aggregate principal amount of Senior Secured Notes due 2029 (the “New Notes”) and related guarantees. The New Notes will be secured by first-priority liens on 19 properties with an Adjusted Total Assets value (as defined in OPI’s debt agreements) of approximately $722 million and second-priority liens on 19 additional properties that secure OPI’s credit facility with an Adjusted Total Assets value of approximately $1.0 billion.

Each $1,000 of Existing Notes that is validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 14, 2024 (such date and time, as it may be extended, the “Early Delivery Time”) or that is validly tendered after the Early Delivery Time but at or prior to 5:00 p.m., New York City time, on May 30, 2024, unless it is extended or earlier terminated by OPI (such date and time, as it may be extended, the “Expiration Time”) and that is accepted by OPI, will be entitled to receive the consideration shown in the table below under the columns beginning with “Early Exchange Consideration” and “Late Exchange Consideration,” respectively. The Exchange Notes will be exchanged in accordance with the assigned Acceptance Priority Levels described in the table below, with 1 being the highest and 4 being the lowest, subject to proration and rounding.

				Principal Amount of New Secured Notes
Existing Notes to Be Exchanged	CUSIP/ISIN	Aggregate Outstanding Principal Amount	Acceptance Priority Level	Early Exchange Consideration, if Tendered and Not Validly Withdrawn at or prior to the Early Delivery Time	Late Exchange Consideration, if Tendered after the Early Delivery Time and at or prior to the Expiration Time
Existing 2025 Notes	81618TAC4/US81618TAC45	$650,000,000	1	$938	$918

Existing 2031 Notes	67623CAF6/US67623CAF68	$400,000,000	2	$515	$495

Existing 2027 Notes	67623CAE9/US67623CAE93	$350,000,000	3	$610	$590

Existing 2026 Notes	67623CAD1/US67623CAD11	$300,000,000	4	$720	$700

In addition, holders of Exchange Notes will be entitled to accrued but unpaid interest with respect to such series to but excluding the date on which they are exchanged for New Notes (such date, the “Settlement Date”). The Settlement Date for the Exchange Offers is expected to be on or about the second business day following the Expiration Date.

An Eligible Holder (as defined below) must tender all of its Existing 2025 Notes in the Exchange Offers in order to participate in the Exchange Offers. An Eligible Holder may withdraw Existing 2025 Notes from an Exchange Offer only if it validly withdraws all its Existing 2025 Notes from such Exchange Offer and also validly withdraws its tender of all other Existing Notes from the applicable Exchange Offers.

Conditions to Exchange Offers

The consummation of each Exchange Offer is subject to certain conditions. Among other conditions, the Exchange Offers are conditional upon the satisfaction or, if applicable, waiver of, (i) the valid tender of at least $97.5 million in aggregate principal amount of the Existing 2025 Notes and (ii) the valid tender of a sufficient amount of Existing Notes such that at least $488 million in aggregate principal amount of New Notes will be issued on the Settlement Date.

Expiration Time and Withdrawal Deadline

Each Exchange Offer will expire at the Expiration Time. Existing Notes that are tendered may not be withdrawn after 5:00 p.m., New York City time, on the date of the Early Delivery Time (such date and time with respect to an Exchange Offer, as the same may be extended, the “Withdrawal Deadline”), except in limited circumstances as set forth in the Offering Memorandum. Holders of Existing Notes that validly tender Existing Notes at or prior to the Early Delivery Time may validly withdraw their tender of such Existing Notes at any time at or prior to the Withdrawal Deadline, but they will not be entitled to receive the Early Exchange Consideration set forth in the table above unless they validly re-tender at or prior to the Early Delivery Time.

No Registration

The offer and sale of the New Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the New Notes and related guarantees will therefore be subject to restrictions on transferability and resale. OPI does not intend to register the sale of any of the New Notes and related guarantees under the Securities Act or the securities laws of any other jurisdiction and is not providing registration rights. The New Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and may not be transferred by any holder except in accordance with the restrictions described under “Transfer Restrictions” in the Offering Memorandum.

Eligible Holders

The Exchange Offers are being made, and the New Notes and related guarantees are being offered and issued, only to holders who have certified to OPI that either they are (a) in the U.S. and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and are holders of the Existing Notes, or (b) outside the U.S. and are holders of the Existing Notes who are non-U.S. persons in reliance upon and in compliance with Regulation S under the Securities Act (such holders, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offers.

The Offering Memorandum is only available to holders who complete an eligibility letter confirming their status as Eligible Holders. Holders of Existing Notes who wish to receive a copy of the eligibility letters for the Exchange Offers may contact the information and exchange agent, D.F. King & Co (the “Information and Exchange Agent”), at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others). Holders may also obtain and complete an electronic copy of the applicable eligibility letter on the following website links maintained by the Information and Exchange Agent: www.dfking.com/opi.

Requests for the Exchange Offer materials from Eligible Holders may be directed to the Information and Exchange Agent at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others).

General

OPI is making the Exchange Offers only by, and pursuant to, the terms of the Offering Memorandum. OPI reserves the right to terminate, withdraw, amend or extend one or more of the Exchange Offers in its discretion, subject to the terms and conditions set forth in the Offering Memorandum.

None of OPI, Moelis & Company LLC, as dealer manager, the Information and Exchange Agent, their respective affiliates nor any other person makes any recommendation as to whether Eligible Holders should tender or refrain from tendering their Existing Notes in the Exchange Offers, as applicable. Eligible Holders must make their own decision as to whether or not to tender their Existing Notes, as applicable, as well as with respect to the principal amount of the Existing Notes to tender.

The Exchange Offers are not being made to any holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Existing Notes that are not exchanged will continue to be outstanding in accordance with all other terms of the Existing Notes and the indentures governing such Existing Notes.

This press release is being made for informational purposes only in accordance with Rule 135c of the Securities Act and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Exchange Offers are being made solely on the terms and subject to the conditions set forth in the Offering Memorandum and the information in this press release is qualified by reference to such Offering Memorandum.

Non-GAAP Financial Measures

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, including Adjusted Total Assets. These measures do not represent cash generated by operating activities or OPI’s balance sheet assets in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered alternatives to net income (loss), total assets or as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) and total assets as presented in OPI's condensed consolidated statements of income (loss) and condensed consolidated balance sheets, respectively. OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, along with net income (loss) and total assets. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and may help both investors and management to understand the operations of OPI's properties. Please see below for a reconciliation of those amounts to amounts determined in accordance with GAAP.

About Office Properties Income Trust

OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of March 31, 2024, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 151 properties as of March 31, 2024, with approximately 20.3 million square feet located in 30 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of March 31, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA.

Reconciliation of non-GAAP measures

(amounts in thousands)
Reconciliation of Total Assets to Adjusted Total Assets:	1st Lien Collateral Properties(1)	2nd Lien Collateral Properties(1)
Total assets	$525,771	$792,028
Plus: accumulated depreciation	53,854	121,951
Plus: adjustments to reflect original cost of real estate assets	182,184	227,455
Less: accounts receivable and intangibles	(40,195)	(124,393)
Adjusted Total Assets	$721,614	$1,017,041

(1) Amounts as of March 31, 2024.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this news release, including statements regarding the Exchange Offers constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. When used in this release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information.

The forward-looking statements reflect OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of OPI’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, among others, market conditions and the risks described in OPI’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and risks and uncertainties related to our ability to consummate the Exchange Offers.

Because actual results could differ materially from OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about the future, you are urged to view all forward-looking statements with caution. OPI does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Questions regarding the Exchange Offers may be directed to:

Contact:

Kevin Barry, Senior Director, Investor Relations

(617) 219-1410

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